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                                                                   EXHIBIT 23.6


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-51307) and related Prospectus of SmarTalk TeleServices, Inc. for the registration of 100,000 shares of its common stock and to the incorporation by reference therein of our report dated
February 2, 1998, with respect to the financial statements of American Express Telecom, Inc. included in the Current Report on Form 8-K/A of SmarTalk TeleServices, Inc. dated March 30, 1998 filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP

Salt Lake City, Utah
May 1, 1998